As filed with the Securities and Exchange Commission on January 26, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	59-3843182
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1098 Hamilton Court
Menlo Park, California 94025

(Address of Principal Executive Offices)  (Zip Code)

2014 Equity Incentive Plan

(Full Title of the Plan)

James R. Pekarsky

Chief Executive Officer, Chief Financial Officer

and Chairman of the Board of Directors

BioPharmX Corporation
1098 Hamilton Court
Menlo Park, California 94025

(Name and Address of Agent For Service)

(650) 889-5020

(Telephone Number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq.

Fenwick & West LLP

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share
— Outstanding under the 2014 Equity Incentive Plan	2,689,252	(2)	$0.91	(3)	$2,447,220	$285
— Reserved for issuance under the 2014 Equity Incentive Plan	1,043,000	(4)	$3.00	(5)	$3,129,000	$364
TOTAL	3,732,252		N/A		$5,576,220	$649

(1)                        Pursuant to Rules 416(a) and 416(c) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers an indeterminable number of additional shares of common stock, $0.001 par value per share (“Common Stock”), of BioPharmX Corporation (“Registrant”) as may hereafter be issued in the event of stock dividend, stock split, recapitalization or any other similar transaction effected without Registrant’s receipt of consideration, pursuant to Registrant’s 2014 Equity Incentive Plan (“Plan”) and all other plans, agreements or rights.

(2)                        Represents shares of Common Stock reserved for issuance pursuant to stock options outstanding under the Plan as of the date of this Registration Statement.

(3)                        Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of $0.9083 per share (rounded up to the nearest cent).

(4)                        Represents shares of Common Stock reserved for future issuance under the Plan as of the date of this Registration Statement.

(5)                        Estimated solely for the purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, and based on the average of the high and low sale prices of Registrant’s Common Stock, as quoted on the OTC Markets OTCQB, on January 16, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.         Plan Information.

Information required to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 2.         Registrant Information and Employee Plan Annual Information.

Information required to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)         the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Commission on March 31, 2014 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)         the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 filed with the Commission on May 15, 2014, Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 filed with the Commission on August 14, 2014, and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014 filed with the Commission on November 14, 2014, all pursuant to Section 13 of the Exchange Act;

(c)          the Registrant’s current reports on Form 8-K filed with the Commission on January 27, 2014, March 4, 2014, April 17, 2014 and November 12, 2014 pursuant to Section 13 of the Exchange Act;

(d)         all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(e)          the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 000-54871) filed with the Commission on December 19, 2012, pursuant to Section 12(g) of the Exchange Act, and including any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission.  Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

The Registrant has adopted provisions in the Registrant’s certificate of incorporation that limit or eliminate the personal liability of the Registrant’s directors and executive officers to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director or executive officer will not be personally liable to the Registrant or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•        any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•        any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•        any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements provide that the Registrant will indemnify each of its directors and executive officers to the fullest extent permitted by the DGCL. The Registrant will advance expenses, including attorneys’ fees, to each indemnified director and executive officer in connection with any proceeding in which indemnification is available and the Registrant will indemnify its directors and executive officers for any action or proceeding arising out of that person’s services as a director or executive officer brought on behalf of the Registrant and/or in furtherance of the Registrant’s rights.

The Registrant also maintains general liability insurance which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

A.                                    The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 26th day of January, 2015.

BioPharmX Corporation

By:	/s/ James R. Pekarsky
James R. Pekarsky
Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of BioPharmX Corporation, a Delaware corporation, do hereby constitute and appoint James R. Pekarsky, Chief Executive Officer, Chief Financial Officer  and Chairman of the Board of Directors, and Anja Krammer, President and Director, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James R. Pekarsky	Chief Executive Officer, Chief Financial	January 26, 2015
James R. Pekarsky	Officer and Chairman of the Board of
Directors
(Principal Executive Officer, Principal
Financial Officer and Principal Accounting Officer)

/s/ Anja Krammer	President and Director	January 26, 2015
Anja Krammer

/s/ Ping Wang	Director	January 26, 2015
Ping Wang

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.01	Certificate of Incorporation					X

4.02	Bylaws					X

4.03	Specimen Stock Certificate					X

4.04	2014 Equity Incentive Plan	8-K	000- 54871	10.7	January 27, 2014

4.05	Form of 2014 Equity Incentive Plan award agreement					X

5.01	Opinion of Fenwick & West LLP as to legality of securities being registered					X

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)					X

23.02	Consent of Burr Pilger Mayer, Inc., independent registered public accounting firm					X

24.01	Power of Attorney (included on signature page hereto)					X